As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ilan Ramon
Ness Ziona 7403635 Israel

+972.73.7509142

(Address and telephone number of registrant’s principal executive offices)

Nano Dimension USA Inc.
13798 NW 4th Street, Suite 315, Sunrise, FL 33325
Tel: 408.824.8242

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Reut Alfiah, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74.758.0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Ordinary shares, par value NIS 5.00 per share, as represented by American Depositary Shares (1)	8,380,402	$13.70	$114,811,507	$12,525.94

(1)	The Ordinary Shares will be represented by American Depositary Shares, or ADSs, each of which currently represents one Ordinary Share. A separate Registration Statement on Form F-6 (Registration No. 333-251125 and 333-252477) has been filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	All of the Ordinary Shares being registered hereby are offered for the account of certain selling shareholders who acquired such shares in private transactions. Consists of 8,380,402 ADSs, representing 8,380,402 Ordinary Shares, issuable upon the exercise of warrants.
(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s ADSs as reported on the Nasdaq Capital Market on February 1, 2021.

PROSPECTUS

Nano Dimension Ltd.

Up to 8,380,402 American Depositary Shares Representing Ordinary Shares Issuable Upon Exercise of Warrants

This prospectus relates to the issuance of up to 8,380,402 American Depositary Shares, or ADSs, upon the exercise of (i) warrants to purchase 6,880,402 ADSs, or the Series A Warrants, that were issued as part of a private placement to our President and Chief Executive Officer, or the Stern Transaction, of which 2,064,120 ADSs have been exercised and the balance remain unexercised and are exercisable at an exercise price of $0.75 per ADS, will vest over a period of two and a half years in installments and have a term of seven years; and (ii) warrants to purchase 1,500,000 ADSs, or the Eitan Warrants, that were issued as part of a private placement to one of our directors, or the Eitan Transaction, which remain unexercised and are exercisable at an exercise price of $2.25 per ADS, will vest over a period of three years in equal quarterly installments and have a term of seven years.

The selling shareholders identified in this prospectus may offer from time to time up to 8,380,402 ADSs upon the exercise of warrants to purchase up to an aggregate of 8,380,402 ADSs. This prospectus describes the general manner in which the ADSs may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

While we will not receive any proceeds from the sale of the shares by the selling shareholders, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $8,535,302, if all warrants are exercised for cash. See “Use of Proceeds.”

The ADSs, each representing one of our Ordinary Shares, evidenced by American Depositary Receipts, are traded on the Nasdaq Capital Market under the symbol “NNDM.” On February 1, 2021, the last reported sale price of our ADSs was $14.14 per ADS.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2021

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the ADSs offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ADSs.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” and the “Company” refer to Nano Dimension Ltd. and its wholly owned subsidiaries, Nano Dimension Technologies Ltd. and Nano Dimension IP Ltd., Israeli corporations, Nano Dimension USA Inc., a Delaware corporation, and Nano Dimension (HK) Limited, a Hong Kong corporation.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “NIS” are to New Israeli Shekels.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 8,380,402 ADSs issued pursuant to or issuable upon the exercise of the Series A Warrants and the Eitan Warrants, or collectively, the Warrants. If necessary, the specific manner in which the ADSs may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

We are a leading additive electronics provider. We believe our flagship proprietary DragonFly LDM system is the first and only precision system that produces professional multilayer circuit-boards (PCBs), radio frequency (RF) antennas, sensors, conductive geometries, and molded connected devices for rapid prototyping through custom additive manufacturing. We have been actively developing our additive manufacturing technology since 2014. With our unique additive manufacturing technology for additively manufactured electronics, we are targeting the growing market for smart electronic devices that rely on printed circuit boards, connected devices, RF components and antennas, sensors, and smart products, including Internet of Things (IoT).

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NNDM.” Our registered office and principal place of business is located at 2 Ilan Ramon St., Ness Ziona 7403635, Israel. Our telephone number in Israel is +972-73-7509142. Our website address is www.nano-di.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

Recent Private Placement

Yoav Stern Warrants

On August 5, 2020, following the approval of our shareholders, in consideration for his services as our President and Chief Executive Officer, and as appropriate incentive, we entered into the Stern Transaction with Mr. Yoav Stern pursuant to which we issued Mr. Stern Series A Warrants and Series B Warrants, or collectively, the Stern Warrants, as follows:

Series A Warrants

Series A Warrants to purchase up to 6,880,402 ADSs of the Company, at an exercise price per ADS of $0.75, representing an aggregate potential investment of $5,160,302.

The purchase price of the Series A Warrants was $150,000. The Series A Warrants will vest over a period of three years in equal quarterly installments and will have a term of seven years. The Series A Warrants may be exercised by cashless exercise.

On January 31, 2020, Mr. Stern exercised Series A Warrants for 2,064,120 ADSs on a cashless basis and received 1,954,735 ADSs.

Series B Warrants

At any time after the initial closing date of the Stern Transaction, and so long as Mr. Stern is employed by the Company or is a member of the Company’s board of directors, Mr. Stern may, in his sole determination, elect to purchase one or more Series B Warrants in a subsequent closing or a series of subsequent closings of the Warrant Transaction, as applicable, whereby the coverage percentage of each such Series B Warrant, or CPW, in terms of the Company’s share capital on a fully diluted basis (effective as of the time of purchase of each Series B Warrant), shall be as indicated by Mr. Stern per each such subsequent closing; provided however, that the sum of all CPW in the aggregate under all Series B Warrants (as separate figures and without regard to the number of shares reflected by each such CPW) shall not exceed 10%.

The exercise price per ADS under the Series B Warrants will be the average of the daily volume weighted average price of the ADSs for the 10 consecutive trading days ending on the trading day that is immediately prior to the date of the applicable Subsequent Closing Purchase Notice, as defined in the applicable Securities Purchase Agreement, and may be exercised by cashless exercise.

The aggregate purchase price of the Series B Warrants, assuming the full purchase of all Series B Warrants is $50,000.

Yaron Eitan Warrants

On September 10, 2020, we entered into the Eitan Transaction with one of our directors, Yaron Eitan. In consideration of $150,000, we issued to Mr. Eitan the Eitan Warrants exercisable into 1,500,000 of our ADSs with an exercise price of $2.25 per ADS, representing a total potential investment of $3,375,000. The warrant will vest over a period of three years and will have a term of seven years.

We agreed to file a registration statement with the Securities and Exchange Commission, or the SEC, to register the resale of the ADSs issuable upon exercise of the Stern Warrants and the Eitan Warrants described above.

Summary Risk Factors

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. See “Risk Factors” below for additional information.

Risks Related to Our Financial Condition and Capital Requirements

●	We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred losses since the date of inception of Nano Dimension Technologies Ltd., and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products;

●	We have generated limited revenues from the sale of our current products and may never be profitable.

Risks Related to Our Business and Industry

●	We depend entirely on the commercial success of our DragonFLy LDM system and ink products, and we may not be able to successfully scale up their commercialization;

●	We may not be able to introduce products acceptable to customers and we may not be able to improve the technology used in our current systems in response to changing technology and end-user needs;

●	We may not be able to successfully manage our planned growth and expansion;

●	We face business disruption and related risks resulting from the recent outbreak of the novel Coronavirus 2019 (COVID-19), which could have a material adverse effect on our business and results of our operations.

Risks Related to Our Intellectual Property

●	If we are unable to obtain and maintain effective patent rights for our products, we may not able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used to compete against us;

●	If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets;

●

We gave been subject, and may in the future be subject to further claims that our employees, consultants, or independent contractors have wrongfully or unavoidably used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Risks Related to the Ownership of the ADSs or our Ordinary Shares

●	The Jumpstart Our Business Startups Act of 2021, or the JOBS Act, allows us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with SEC which could undermine investor confidence in our company and adversely affect the market price of our ADSs or Ordinary Shares;

●	As a “foreign private issuer” we follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Risks Related Israeli Law and Our Operations in Israel

●	Our operations are subject to currency and interest rate fluctuations;

●	Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or acquisition of, our company, which could prevent a change of control, even when the terms of such transaction are favorable to us and our shareholders;

●	Our headquarters and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel;

●	We received Israeli government grants for certain of our research and development activities. The terms of those grants may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. We may be required to pay penalties in addition to repayment of the grants.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 8,380,402 ADSs underlying the Series A Warrants and the Eitan Warrants. All of the ADSs, when sold, will be sold by these selling shareholders. The selling shareholders may sell their ADSs from time to time at prevailing market prices. We will not receive any proceeds from the sale of the ADSs.

ADSs Offered	Up to 8,380,402 ADSs (representing 8,380,402 Ordinary Shares) issued or issuable upon the exercise of the Warrants.

Ordinary Shares Currently Outstanding	209,689,942 (includes Ordinary Shares represented by ADSs)

The ADSs

Each ADS represents one of our Ordinary Shares, par value NIS 5.00 per share. The ADSs may be evidenced by American Depositary Receipts.

The depositary bank, or the Depositary, will be the holder of the Ordinary Shares underlying the ADSs and, upon exercise of the Warrants, if you then hold the underlying ADSs you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and owners and beneficial owners of ADSs from time to time.

To better understand the terms of the ADSs, you should carefully read the section titled “American Depositary Shares” in Item 12.D of our Annual Report on Form 20-F and Exhibit 2.D to our Annual Report on Form 20-F. We also encourage you to read the deposit agreement, which is incorporated by reference as an exhibit to the registration statements that include this prospectus.

Use of Proceeds:

We may receive up to an aggregate of approximately $8,535,302 in proceeds upon the exercise of the Warrants for cash. The warrants may also be exercised on a cashless basis.

We intend to use the proceeds from the exercise of the Warrants for working capital, general corporate purposes and pursuing strategic opportunities.

Risk Factors:	An investment in the ADSs offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market:	NNDM

Unless otherwise stated, all information in this prospectus is based on 209,689,942 Ordinary Shares outstanding as of February 3, 2021, and does not include the following as of that date:

●	8,154,836 Ordinary Shares issuable upon the exercise of warrants outstanding, at exercise prices ranging from $0.875 to $12.81 per Ordinary Share;

●	6,316,282 Ordinary Shares issuable upon the exercise of the Warrants pursuant;

●	10,540 Ordinary Shares held by the Company as treasury shares;

●	7,282,822 Ordinary Shares issuable upon the exercise of outstanding options currently held by consultants, directors and employees under our 2015 Stock Option Plan; and

●	4,717,178 Ordinary Shares reserved for future issuance under our 2015 Stock Option Plan, as of February 3, 2021.

RISK FACTORS

Investing in the ADSs involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the summary above and those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recently filed Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

CAPITALIZATION

The following table sets forth our actual capitalization as of September 30, 2020:

●	on an actual basis; and

●	on a pro forma basis to give additional effect to the issuance of (i) 7,356,521 ADSs in a public offering completed on October 5, 2020 at a public offering price of $2.30 per ADS, (ii) 16,722,000 ADSs in a public offering completed on October 26, 2020 at a public offering price of $3.00 per ADS, (iii) 25,000,000 ADSs in a public offering completed on November 19, 2020 at a public offering price of $4.00 per ADS, (iv) 11,960,160 ADSs in a public offering completed on December 2, 2020 at a public offering price of $5.00 per ADS, (v) 30,000,000 ADSs in a public offering completed on December 9, 2020 at a public offering price of $6.00 per ADS, (vi) 33,333,334 ADSs in a public offering completed on December 30, 2020 at a public offering price of $7.50 per ADS, (vii) 35,000,000 ADSs in a public offering completed on January 10, 2021 at a public offering price of $9.50 per ADS, (viii) 1,530,175 ADSs upon exercise of underwriters warrants from October 2020 through February 1, 2021 at exercise prices between $0.88 and $8.625 per ADS; and (ix) 1,954,735 ADSs issued to Mr. Stern upon exercise of a portion of the Series A Warrants.

The information in this table should be read in conjunction with and is qualified by reference to the financial information incorporated by reference into this prospectus.

	As of September 30, 2020
(in thousands USD)	Actual	Pro Forma
Cash and cash equivalents	21,020	970,194

Liability in respect of government grants	883	883
Lease liability	1,829	1,829
Liability in respect of warrants and convertible notes	2,601	2,601
Total liabilities	10,575	10,575
Shareholders’ equity:
Share capital	66,252	302,894
Share premium and capital reserves	77,535	790,067
Treasury shares	(1,509)	(1,509)
Presentation currency translation reserve	1,431	1,431
Accumulated loss	(91,018)	(91,018)
Total shareholders’ equity	52,691	1,001,865
Total capitalization	63,266	1,012,440

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 8,380,402 ADSs subject to resale by the selling shareholders under this prospectus; however, we may receive up to approximately $8,535,302 in proceeds upon exercise of the Warrants held by the selling shareholders, if they choose to exercise such Warrants for cash, as the Series A Warrants have an exercise price of $0.75 per ADS and are exercisable into 6,880,402 ADSs, and the Eitan Warrants have an exercise price of $2.25 per ADS and are exercisable into 1,500,000 ADSs.

As of the date hereof, Mr. Stern has exercised warrants for 2,064,120 ADSs on a cashless basis. Beyond the foregoing, the selling shareholders have not presently advised us of their intention to exercise the Warrants at this time. All potential proceeds will be used for general working capital purposes, general corporate purposes and pursuing strategic opportunities.

We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholders.

SELLING SHAREHOLDERS

We are registering for resale by the selling shareholders identified below up to 8,380,402 ADSs issuable upon the exercise of the Warrants, as detailed in “Our Company—Recent Private Placements” above. We have agreed to file the registration statement of which this prospectus forms a part covering the resale of the ADSs sold in the private placements. We are registering the ADSs in order to permit the selling shareholders to offer the Ordinary Shares represented by ADSs for resale from time to time.

All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted.  The ADSs being offered are being registered to permit secondary trading of such ADSs and each selling shareholder may offer all or part of the ADSs it owns for resale from time to time pursuant to this prospectus. One of the selling shareholders, Yoav Stern, is our President and Chief Executive Officer. As described further in our proxy statement attached to our Report on Form 6-K dated June 2, 2020, which is incorporated herein by reference, we have entered into a management services agreement pursuant to which Mr. Stern provides services to us in these capacities. The other selling shareholder, Yaron Eitan, is one of our directors. Other than these relationships and their participation in the private placements pursuant to which they acquired the Warrants, the selling shareholders do not have any other relationships with us or our officers, other directors or controlling shareholders.

Any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, while any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer will, or may, as the case may be, be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite such person’s name. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholders who are able to use this prospectus to resell the ADSs registered hereby.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares held by the selling shareholders. The second column lists the number of Ordinary Shares beneficially owned by the selling shareholders, based on its ownership of Ordinary Shares, as of February 1, 2021.

The third column lists the Ordinary Shares being offered by this prospectus by the selling shareholders.

The fourth column assumes the sale of all of the ADSs offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.” Except as indicated below or as otherwise described in this prospectus, each of the selling shareholders has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Shareholders	ADSs Beneficially Owned Prior to Offering (1)		Maximum Number of ADSs to be Sold Pursuant to this Prospectus	ADSs Owned Immediately After Sale of Maximum Number of ADSs in this Offering
Yoav Stern	2,642,775	(2)	6,880,402	-
Yaron Eitan	250,050	(3)	1,500,000	-

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days from the date of this prospectus, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.
(2)	Comprised of (i) 1,954,735 ADSs issued as a result of cashless exercise of 2,064,120 warrants, and (ii) 688,040 ADSs upon the exercise of the Series A Warrants that are exercisable within 60 days from the date of this prospectus. In addition, an aggregate of 4,237,627 ADSs underlying the Series A Warrants are subject to vesting but not exercisable within 60 days. The foregoing securities are owned by YOI Ltd. Partnership, which is controlled by Yoav Stern.
(3)	Consists of 250,050 ADSs upon the exercise of the Eitan Warrants that are exercisable within 60 days from the date of this prospectus. In addition, an aggregate of 1,249,950 ADSs underlying the Eitan Warrants are subject to vesting but not exercisable within 60 days. The foregoing securities are owned by YEDNE LLC, which is controlled by Yaron Eitan.

PLAN OF DISTRIBUTION

Each of the selling shareholders of the ADSs and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADSs covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Ordinary Shares or the ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

To our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the ADSs covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

In connection with the sale of the ADSs or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging the positions they assume. The selling shareholders may also sell ADSs short and deliver these ADSs to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these ADSs. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ADSs offered by this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ADSs may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not currently have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs.

We are required to pay certain fees and expenses incurred by us incident to the registration of the resale of the ADSs. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ADSs may be resold by the selling shareholders without restriction by volume or (ii) all of the ADSs have been sold pursuant to this prospectus by the selling shareholders. The ADSs will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ADSs covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ADSs may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters governed by Israeli law will be passed upon for us by Sullivan & Worcester Israel (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Nano Dimension Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and lack of sufficient resources raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$12,525.94
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Miscellaneous	2,474.06
Total	$25,000

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

The following documents filed with or furnished to the SEC by us are incorporated by reference in this registration statement:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020;

●	Our Reports on Form 6-K furnished to the SEC on March 11, 2020 (with respect to the second paragraph and the sections titled “Corporate Updates,” “Fourth Quarter 2019 Financial Results,” “Full Year 2019 Financial Results,” “Balance Sheet Highlights,” “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4), April 10, 2020 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 13, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 14, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 15, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 16, 2020 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 16, 2020, April 20, 2020 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements,” in the press release attached as Exhibit 99.1, and the first two paragraphs and the section titled “Forward-Looking Statements,” in the press release attached as Exhibit 99.2), April 22, 2020, April 23, 2020, April 28, 2020 (with respect to the press release attached as Exhibit 99.1), May 1, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 7, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 14, 2020 (with respect to the first three paragraphs and the sections titled “First Quarter 2020 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), May 14, 2020, May 19, 2020 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 20, 2020, June 2, 2020, June 15, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 16, 2020, June 23, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 7, 2020, July 9, 2020 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 5, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), and August 13, 2020 (with respect to the first two paragraphs, the sections titled “Second Quarter 2020 Financial Results,” “Six Months Ended June 30, 2020 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as Exhibit 99.1), September 10, 2020 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 21, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), October 2, 2020, October 19, 2020, October 27, 2020, November 5, 2020 (with respect to the first five paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 12, 2020 (with respect to the first three paragraphs, the sections titled “Third Quarter 2020 Financial Results,” “Nine Months Ended September 30, 2020 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements,” the IFRS financial statements and the reconciliation of certain non-IFRS financial measures in the press release attached as Exhibit 99.1, November 23, 2020, November 30, 2020, December 7, 2020 (with respect to the first, second and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), December 7, 2020, December 28, 2020 and December 30, 2020 (with respect to the first and the third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1, and with respect to the first, second, third and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.2), January 15, 2021, January 25, 2021 (Report No. 2, with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), January 25, 2021 (Report No. 3), and February 2, 2021 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1).

●	The description of our Ordinary Shares and ADSs contained in our Registration Statement on Form 20-F filed with the SEC pursuant to the Exchange Act, on October 20, 2015 (File No. 001-37600), as amended by Exhibit 2.D to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Nano Dimension Ltd., 2 Ilan Ramon St., Ness Ziona 7403635, Israel. Our telephone number in Israel is +972 -73-7509142.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.nano-di.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 5759-2999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Association of Nano Dimension Ltd., filed as exhibit 99.1 to Form 6-K filed on July 7, 2020, and incorporated herein by reference.

4.2	Amended and Restated Form of Depositary Agreement among Nano Dimension Ltd., The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, including the Form of American Depositary Shares, filed as Exhibit 1 to the Form F-6 (File No. 333-230728) filed on April 5, 2019, and incorporated herein by reference.

4.3	Specimen American Depositary Receipt (included in Exhibit 4.2).

4.4*	Securities Purchase Agreement dated August 5, 2020 by and between the Company and YOI Ltd. Partnership.

4.5*	Form of Warrant issued pursuant to Securities Purchase Agreement dated August 5, 2020.

4.6*	Securities Purchase Agreement dated September 6, 2020, by and between the Company and YEDNE LLC.

4.7*	Form of Warrant issued pursuant to Securities Purchase Agreement dated September 6, 2020.

5.1*	Opinion of Sullivan & Worcester Israel (Har-Even & Co.)

23.1*	Consent of Somekh Chaikin (Member firm of KPMG International).

23.2*	Consent of Sullivan & Worcester Israel (Har-Even & Co.) (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Ness Ziona, State of Israel on February 4, 2021.

NANO DIMENSION LTD.

By:	/s/ Yael Sandler
Yael Sandler Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ofir Baharav and Yael Sandler,  and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Stern	Chief Executive Officer and President	February 4, 2021
Yoav Stern	(principal executive officer)

/s/ Yael Sandler	Chief Financial Officer	February 4, 2021
Yael Sandler	(principal financial officer and principal accounting officer)

/s/ Ofir Baharav	Chairman of the Board	February 4, 2021
Ofir Baharav

/s/ Simon Anthony-Fried	Director	February 4, 2021
Simon Anthony-Fried

/s/ Dr. Eli David	Director	February 4, 2021
Dr. Eli David

/s/ Amit Dror	Director	February 4, 2021
Amit Dror

/s/ Yaron Eitan	Director	February 4, 2021
Yaron Eitan

/s/ Roni Kleinfeld	Director	February 4, 2021
Roni Kleinfeld

	Director	February 4, 2021
Christopher Moran

/s/ Nira Poran	Director	February 4, 2021
Nira Poran

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned duly authorized representative in the United States of Nano Dimension Ltd., has signed this registration statement on February 4, 2021.

NANO DIMENSION USA INC.

/s/ Yoav Stern
Yoav Stern, Director